UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   April 18, 2006      (April 17, 2006)
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
At the meeting of the Board of Directors (the “Board”) of Park National Corporation (“Park”) held on April 17, 2006 (the “Park Board Meeting”), the Park Board elected Robert E. Dixon as a director of Park. At the Park Board Meeting, as permitted by Park’s Regulations, the Park Board increased the number of directors from thirteen to fourteen, and Mr. Dixon was elected to fill the newly-created directorship, upon the unanimous recommendation of the Nominating Committee of the Park Board based upon Mr. Dixon’s qualifications and experience as a Certified Public Accountant. Mr. Dixon joins the class of directors of Park whose terms of office will expire at the 2008 Annual Meeting of Shareholders of Park. At the Park Board Meeting, the Park Board also appointed Mr. Dixon to serve as a member of the Audit Committee of the Park Board.
At the meeting of the Board of Directors of The Park National Bank, a national bank subsidiary of Park (“PNB”), held on April 17, 2006, Mr. Dixon was also elected as a director of PNB.
Mr. Dixon currently serves Dixon, Davis, Bagent & Company, a public accounting firm, as Chairman and the Manager of the Tax Group. The Park Board has determined that Mr. Dixon has no relationship with Park or any of Park’s subsidiaries, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or family relationship, that would be inconsistent with a determination of independence under the applicable sections of the American Stock Exchange Company Guide or the applicable rules and regulations of the SEC, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or would require disclosure under Item 404(a) of SEC Regulation S-K.
On April 17, 2006, Park issued a news release announcing the election of Mr. Dixon as a director. The news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting of Shareholders of Park held on April 17, 2006, the shareholders of Park adopted amendments to Sections 1.04 and 1.11 of Park’s Regulations. Those amendments became effective upon such adoption.
The amendments to Section 1.04 of Park’s Regulations provide that shareholders of Park must be given written notice at least ten nor more than 60 days in advance of all shareholder meetings and that electronic notices of shareholder meetings are permitted. Prior to those amendments, Section 1.04 of Park’s Regulations provided that written notice of a Park shareholder meeting was to be given to the shareholders not less than seven nor more than 60 days before the date of the meeting.
The amendment to Section 1.11 of Park’s Regulations provides that a shareholder may appoint a proxy by a writing signed by the shareholder or a verifiable communication authorized by the shareholder thereby permitting a shareholder to use electronic mail, telephone and other methods to appoint a proxy. Prior to the amendment, Section 1.11 of Park’s Regulations allowed a shareholder to vote by proxy, if the proxy appointment was in writing and signed by the shareholder.
The text of Sections 1.04 and 1.11 of Park’s Regulations, as amended, is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference. The foregoing summary of the amendments to Sections 1.04 and 1.11 of Park’s Regulations is qualified in its entirety by reference to the specific provisions of those Sections.
Item 8.01 – Other Events.
At the Annual Meeting of Shareholders of Park held on April 17, 2006, each of James J. Cullers, William T. McConnell, Michael J. Menzer and William A. Phillips was re-elected for a new three-year term expiring at the Annual Meeting of Shareholders in 2009.
The directors of Park whose terms of office continue until the 2007 Annual Meeting of Shareholders are: Maureen Buchwald; J. Gilbert Reese; Rick R. Taylor; David L. Trautman; and Leon Zazworsky.
The directors of Park whose terms of office continue until the 2008 Annual Meeting of Shareholders are: C. Daniel DeLawder; Robert E. Dixon (following his election at the Park Board Meeting); Harry O. Egger; F. William Englefield IV; and John J. O’Neill.
Item 9.01 – Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate Regarding Adoption of Amendments to Sections 1.04 and 1.11 of Park National Corporation’s Regulations by the Shareholders on April 17, 2006.

99.1	News Release issued by Park National Corporation on April 17, 2006 announcing election of Robert E. Dixon.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 18, 2006	By:	/s/ John W. Kozak

John W. Kozak Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated April 18, 2006
Park National Corporation

Exhibit No.	Description

3.1	Certificate Regarding Adoption of Amendments to Sections 1.04 and 1.11 of Park National Corporation’s Regulations by the Shareholders on April 17, 2006.

99.1	News Release issued by Park National Corporation on April 17, 2006 announcing election of Robert E. Dixon.

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